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                                 EXHIBIT 3


                                 AGREEMENT
                                 _________

     Pursuant to Rule 13(d)-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the Common Stock, $.01 par value, of Hydron Technologies, Inc. by Victor N. Grillo and DTR Associates Limited Partnership.

     Executed this 3rd day of March, 1997.


               /s/  Victor N. Grillo
               __________________________________________________
               Victor N. Grillo


               DTR Associates Limited Partnership

               By: DTR Associates, Inc., its sole General Partner


                    By: /s/  Victor N. Grillo
                        __________________________________________
                        Victor N. Grillo